INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-11643, No. 333-11671, and No. 333-20695 of Suburban Lodges
of America, Inc., on Form S-8 of our report dated February 20, 1998, appearing in this Annual Report on Form 10-K of Suburban Lodges of America, Inc. for the year ended December 31, 1997.



/s/ DELOITTE & TOUCHE, LLP

DELOITTE & TOUCHE, LLP


March 27, 1998